Exhibit 10.7

RSU AWARD AGREEMENT

LSB INDUSTRIES, INC.

2016 LONG TERM INCENTIVE PLAN

(As Amended and Restated March 4, 2021)

LSB Industries, Inc. (the “Company”) grants to the Participant named below (“you”) the number of Restricted Stock Units (“RSUs”) set forth below (the “Award”), under this RSU Award Agreement (“Agreement”).

Participant: [Name]

Grant Date: [Date]

Total Number of RSUs: [Number]

TRSUs – [Number]

PRSUs – [Number] (at Target) (the “Target PRSUs”)

Definition of RSU: Each RSU entitles you to earn and receive 1 share of Stock (a “Share”)—or a cash amount equal to the Fair Market Value of 1 Share—in the future, in each case subject to the terms of this Agreement. As used in this Agreement, “RSUs” means your TRSUs and your PRSUs

Definition of TRSU:

(Time-Based Vesting RSU) An RSU that becomes earned and payable based on your continued service with the Company and its Subsidiaries

Definition of PRSU:

(Performance-Based Vesting RSU) An RSU that becomes earned and payable based on a combination of your continued service with the Company and its Subsidiaries and the achievement of specified performance goals

Performance Period: Three years starting at the Grant Date, Performance is measured at December 31 for each year of the three year Performance Period

Plan: LSB Industries, Inc. 2016 Long Term Incentive Plan (as Amended and Restated March 4, 2021), attached hereto as Exhibit B

Defined Terms: As set forth in the Plan, unless otherwise defined in this Agreement

Earning and Payment Terms: See Exhibit A attached hereto.

Exhibit 10.7

RSU TERMS

1. Grant of RSUs.

(a) The Award is subject to the terms of the Plan. The terms of the Plan are incorporated into this Agreement by this reference.

(b) You must accept the terms of this Agreement within 10 business days after the Agreement is presented to you for by returning a signed copy of this Agreement to the Company in accordance with such procedures as the Company may establish. The Committee may unilaterally cancel and forfeit all or a portion of the Award if you do not timely accept the terms of this Agreement.

2. Restrictions.

(a) You will have no rights or privileges of a Stockholder as to any Shares underlying the RSUs before settlement under Section 6 below (“Settlement”), including no right to vote or receive dividends or other distributions; in addition, the following terms will apply:

(i) you will not be entitled to delivery of any Share certificates for the RSUs until Settlement (if at all), and upon the satisfaction of all other terms;

(ii) you may not sell, transfer (other than by will or the laws of descent and distribution), assign, pledge, or otherwise encumber or dispose of the RSUs or any rights under the RSUs before Settlement;

(iii) you will forfeit all of the RSUs and all of your rights under the RSUs will terminate in their entirety on the terms set forth in Section 5 below and Section 11(j) below; and

(iv) no Share underlying an RSU will be considered earned until the end of the Restricted Period applicable to the RSU.

(b) Any attempt to dispose of the RSUs, any interest in the RSUs, or any Shares in respect of the RSUs in a manner contrary to the terms of this Agreement will be void and of no effect.

3. Restricted Period. The “Restricted Period” is the period beginning on the Grant Date and ending on the date the RSUs, or such applicable portion of the RSUs, are deemed earned and payable under the terms set forth in Exhibit A attached hereto.

4. Dividend Equivalents. Each RSU will be credited with any cash and stock dividends paid by the Company in respect of 1 Share (“Dividend Equivalents”). Dividend Equivalents will be accrued by the Company and credited to you and will not bear interest. Dividend Equivalents credited to you and attributable to any particular RSU will be distributed to you in cash (or, if determined by the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents) upon Settlement of the RSU to which the Dividend Equivalent is attributable and, if the RSU is forfeited, you will have no right to such Dividend Equivalent.

5. Forfeiture. If, during the Restricted Period, (a) you incur a Separation from Service (for the avoidance of doubt, which does not otherwise result in the immediate or continued earning and payment of the RSUs), (b) you materially breach this Agreement, or (c) you fail to meet the tax withholding obligations described in Section 7 below, you will immediately and automatically forfeit all of your rights in respect of the RSUs.

6. Settlement of RSUs. Settlement of RSUs under this Agreement will be subject to the following:

Exhibit 10.7

(a) The Company will deliver to you 1 Share—or a cash amount equal to the Fair Market Value of 1 Share—for each RSU that has become earned and payable as soon as administratively practicable after the end of the applicable Restricted Period, subject to the following:

(i) PRSUs will be settled in Shares; and

(ii) TRSUs will be settled in Shares.

(b) Any issuance of Shares under the Award may be effected on a non-certificated basis, to the extent not prohibited by Applicable Law.

(c) If a certificate for Shares is delivered to you under the Award, the certificate may bear the following or a similar legend as determined by the Company:

The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms (including forfeiture) of the LSB Industries, Inc. 2016 Long Term Incentive Plan and an RSU award agreement entered into between the registered owner and LSB Industries, Inc. Copies of such plan and agreement are on file in the executive offices of LSB Industries, Inc.

In addition, any stock certificates for Shares will be subject to any stop-transfer orders and other restrictions as the Company may deem advisable under applicable law, and the Company may cause a legend or legends to be placed on any certificates to make appropriate reference to these restrictions.

7. Taxes. Regardless of any action the Company may take that is related to any or all income tax, payroll tax, or other tax-related withholding under the Plan (“Tax-Related Items”), the ultimate liability for all Tax-Related Items owed by you is and will remain your responsibility. The Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items and (b) does not commit to structure the terms of the Award to reduce or eliminate your liability for Tax-Related Items. You will be required to meet any applicable tax withholding obligation in accordance with the tax withholding terms of Section 7 of the Plan (and any successor terms). The RSUs are intended to be exempt from Section 409A, and this Agreement will be administered and interpreted consistently with that intent and with the terms of Section 19 of the Plan (and any successor terms).

8. Adjustment. Upon any event described in Section 8 of the Plan (and any successor terms) occurring after the Grant Date, the adjustment terms of that section will apply to the Award.

9. Bound by Plan and Committee Decisions. By accepting the Award, you acknowledge that you have received a copy of the Plan and have had an opportunity to review the Plan, and you agree to be bound by all of the terms of the Plan. If there is any conflict between this Agreement and the Plan, the Plan will control. The authority to manage and control the operation and administration of this Agreement and the Plan is vested in the Committee. The Committee has all powers under this Agreement that it has under the Plan. Any interpretation of this Agreement or the Plan by the Committee and any decision made by the Committee related to the Agreement or the Plan will be final and binding on all Persons.

10. Regulatory and Other Limitations. Notwithstanding anything else in this Agreement, the Committee may impose conditions, restrictions, and limitations on the issuance of Shares under the Award unless and until the Committee determines that the issuance complies with (a) all registration requirements under the Securities Act, (b) all listing requirements of any securities exchange or similar entity on which the Shares are listed, (c) all Company policies and administrative rules, and (d) all applicable laws.

11. Miscellaneous.

(a) Notices. Any notice that may be required or permitted under this Agreement must be in writing and may be delivered personally, by intraoffice mail, or by electronic mail or via a postal service

Exhibit 10.7

(postage prepaid) to the electronic mail or postal address and directed to the person as the receiving party may designate in writing from time to time.

(b) Waiver. The waiver by any party to this Agreement of a breach of any term of the Agreement will not operate or be construed as a waiver of any other or subsequent breach.

(c) Entire Agreement. This Agreement and the Plan constitute the entire agreement between you and the Company related to the Award. Any prior agreements, commitments, or negotiations related the Award are superseded.

(d) Binding Effect; Successors. The obligations and rights of the Company under this Agreement will be binding upon and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. Your obligations and rights under this Agreement will be binding upon and inure to your benefit and the benefit of your beneficiaries, executors, administrators, heirs, and successors.

(e) Governing Law; Jurisdiction. You acknowledge and expressly agree to the governing law and jurisdiction terms of Section 9(c) of the Plan (and any successor terms).

(f) Amendment. This Agreement may be amended at any time by the Committee, except that no amendment may, without your consent, materially and adversely affect your rights under the Award.

(g) Severability. The invalidity or unenforceability of any term of the Plan or this Agreement will not affect the validity or enforceability of any other term of the Plan or this Agreement, and each other term of the Plan and this Agreement will be severable and enforceable to the extent permitted by applicable law.

(h) No Rights to Service; No Impact on Other Benefits. Nothing in this Agreement will be construed as giving you any right to be retained in any position with the Company or its Affiliates. Nothing in this Agreement will interfere with or restrict the rights of the Company or its Affiliates—which are expressly reserved—to remove, terminate, or discharge you at any time for any reason whatsoever or for no reason, subject to the Company’s certificate of incorporation, bylaws, and other similar governing documents and applicable law. The value of the RSUs is not part of your normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit. The grant of the RSUs does not create any right to receive any future awards.

(i) Further Assurances. You must, upon request of the Company, do all acts and execute, deliver, and perform all additional documents, instruments, and agreements that may be reasonably required by the Company to implement this Agreement.

Exhibit 10.7

(j) Clawback. You acknowledge and consent to Section 9(l) of the Plan regarding clawbacks, and to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to you, whether adopted before or after the Grant Date, and any term of applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

(k) Electronic Delivery and Acceptance. The Company may deliver any documents related to current or future participation in the Plan by electronic means. You consent to receive those documents by electronic delivery and to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12. Your Representations. You represent to the Company that you have read and fully understand this Agreement and the Plan and that your decision to participate in the Plan is completely voluntary. You also acknowledge that you are relying solely on your own advisors regarding the tax consequences of the Award.

EXECUTED effective as of the Grant Date.

LSB INDUSTRIES, INC., a Delaware corporation

Signature

By:

Title:

THE PARTICIPANT

Signature

Signature Page to

RSU Award Agreement

Exhibit 10.7

Exhibit A

TIME-BASED VESTING RSUs (TRSUs)

Earning and Payment of TRSUs: Subject to Accelerated Payment Events for TRSUs below, the TRSUs will become earned and payable as follows, as long as you do not have a Separation from Service before the applicable date:

Date TRSUs Earned and Payable*

1st anniversary of Grant Date 1/3

2nd anniversary of Grant Date 1/3

3rd anniversary of Grant Date 1/3

If the anniversary of the Grant Date falls on a weekend or a holiday, then the TRSUs will become earned and payable on the next following business day

*Any resultant fractional TRSUs will not become earned or payable and will instead be subject to the next earning and payment date.

Accelerated Payment Events for TRSUs: As long as (i) you do not incur a Separation from Service until immediately before the occurrence of any of the events listed below and (ii) you hold TRSUs at such time:

(a) in connection with a Change of Control (“CoC”), the TRSUs may be assumed or substituted pursuant to Section 8(f)(v)(x) of the Plan for a Replacement Award (as defined below), in which case the TRSUs will continue to vest in accordance with Earning and Payment of TRSUs above, subject to the terms of this Accelerated Payment Events for TRSUs; provided that if a Replacement Award is issued and after the CoC the securities underlying the Replacement Award cease to be publicly traded on an established securities market, the Replacement Award will vest in full immediately before such securities cease to be publicly traded on an established securities market;

(b) if any outstanding TRSUs are not assumed or substituted in connection with a CoC for a Replacement Award, all such TRSUs will vest in full upon the CoC;

(c) all outstanding TRSUs will vest in full if you have a Qualifying Separation from Service (as defined below) either (i) within 90 days before the date a definitive agreement is executed that results in a CoC within 180 days after the date the definitive agreement is executed or (ii) on or within 180 days after the date a definitive agreement is executed that results in a CoC within 180 days after the date the definitive agreement is executed;

(d) all outstanding TRSUs (other than under any Replacement Award) that are scheduled to vest under Earning and Payment of TRSUs above during the 18-month period after your Separation from Service will vest in full if you have a Qualifying Separation from Service before a CoC, and all remaining TRSUs will remain outstanding and eligible to vest pursuant to (c) immediately above, and if no definitive agreement is entered into within 90 days after such Separation from Service as provided in (c), then all such TRSUs (other than under any Replacement Award) will be immediately forfeited;

(e) a pro-rata portion of the TRSUs and each Replacement Award, as applicable, will vest upon your Separation from Service due to your Disability or death, calculated by multiplying the number of TRSUs or shares underlying any Replacement Award scheduled to vest on the anniversary of the Grant Date immediately after your Separation from Service by a fraction, the numerator of which is the number of days that have elapsed from the last anniversary of the Grant Date (or if the Separation from Service occurs before the 1st anniversary of the Grant Date, then the number of days that have elapsed from the Grant Date) through your Separation from Service, and the denominator of which will be 365; and

(f) all Replacement Awards will vest in full upon your Qualifying Separation from Service.

Exhibit 10.7

“Replacement Award” means an award of restricted stock units in respect of common stock that is publicly traded on an established securities market with substantially equivalent terms as the replaced RSUs, including vesting terms and dividend equivalent rights, issued by the surviving or successor company or a parent or subsidiary of such company.

“Qualifying Separation from Service” means a Separation from Service (i) by the Company without Cause (including a notice of non-renewal of your Employment Agreement by the Company) or (ii) by you for Good Reason.

Exhibit 10.7

PERFORMANCE-BASED VESTING RSUs (PRSUs)

Earning and Payment of PRSUs: Structure:

•
Performance-based (“PSU”) – vested at the end of three years. If the three year anniversary of the Grant Date falls on a weekend or a holiday, then the PRSUs will become earned and payable on the next following business day.

Performance Metrics for PSU portion:

•
100% Total Shareholder Return (“TSR”) measured annually with award % earned and banked annually and measured at the end of the three-year period and adjusted upward if appropriate Vesting of the performance shares of restricted unit awards granted as part of the Participant’s compensation is based on the market price performance of the Common Stock or total stock return “(TSR”) at the completion of the time-vesting period. The percentage of performance shares of restricted unit awards that vest is dependent on Common Stock appreciation as compared to a peer group1, as set forth in each unit restriction agreement. If the Company’s stock appreciation as compared to the peer group is between the prescribed threshold and maximum percentages, the restricted unit will partially vest on a pro rata basis. Furthermore, with respect to restricted unit awards granted herein, the vested shares outlined below shall be capped at target if the company TSR for the three-year period is negative.

Level Percentile Rank as to Company TSR

Versus Relative TSR Percentage of Shares Vesting

Maximum Above 75th Percentile 200%

Target 50th Percentile 100%

Threshold 25th Percentile 50%

Below Threshold Below the 25th Percentile 0%

(1) For TSR performance metric the LSB peer group includes AdvanSix, American Vanguard, The Andersons, CF, Chemtrade Logistics, Compass Minerals, CVR, Ecovyst, ICL Group, Intrepid Potash, Methanex, Mosaic, Nutrien, OCI, and Yara.

Accelerated Payment Events for PRSUs: As long as (i) you do not incur a Separation from Service until immediately before the occurrence of any of the events listed below and (ii) you hold PRSUs at such time:

(a) if a CoC occurs before the end of the Performance Period, then the portion of the Target PRSUs that is earned under this Agreement will be determined by the Committee immediately before the CoC and will equal the greater of (x) the number of Target PRSUs and (y) the portion of the Target PRSUs that is earned under this Agreement based on actual performance, as determined by the Committee before the CoC by (1) shortening the Performance Period to end on the date of the CoC, (2) adjusting the applicable performance goals set forth immediately above as appropriate based on the shortened Performance Period, and (3) determining the level of achievement of such goals based on such shortened Performance Period ((x) or (y), as applicable, the “CoC PRSUs”);

(b) in connection with a CoC, the CoC PRSUs may be assumed or substituted pursuant to Section 8(f)(v)(x) of the Plan for a Replacement Award, provided that any Replacement Award will vest solely based on your continued service with the Company and its Subsidiaries through the last day of the original Performance Period; provided, further, that if a Replacement Award is issued and after the CoC the equity securities underlying the Replacement Award cease to be publicly traded on an established securities market, the Replacement Award will vest in full immediately prior to such equity securities ceasing to be publicly traded on an established securities market;

(c) if the CoC PRSUs are not assumed or substituted in connection with a CoC with a Replacement Award, the CoC PRSUs will vest in full upon a CoC such that you may participate as a Stockholder in such CoC or, if determined by the Committee, the value of such CoC PRSUs may be paid to you in cash;

Exhibit 10.7

(d) all Replacement Awards will vest in full upon your Qualifying Separation from Service;

(e) the CoC PRSUs will vest in full if you have a Qualifying Separation from Service either (i) within 90 days before the date a definitive agreement is executed that results in a CoC within 180 days after the date such definitive agreement is executed or (ii) on or within 180 days after the date a definitive agreement is executed that results in a CoC within 180 days after the date such definitive agreement is executed, and the value of such CoC PRSUs may be paid to you in cash;

(f) if you incur a Separation from Service due to your Disability or death before a CoC, at the end of the Performance Period (or the date of the consummation of a CoC, if earlier, where there is no Replacement Award), you will vest in a pro-rata portion of the Target PRSUs based on actual performance, as determined by the Committee at the end of the Performance Period (or the date of the consummation of a CoC, if earlier) based on the level of achievement of the applicable performance measures for the Performance Period, as adjusted pursuant to clause (a) of this Accelerated Payment Events for PRSUs, with such pro-rata portion calculated by multiplying the number of Target PRSUs that is earned under this Agreement, if any, by a fraction, the numerator of which is the number of days that have elapsed from the beginning of the Performance Period through your Separation from Service and the denominator of which will be the total number of days in the Performance Period (or, if a CoC occurs before the end of the Performance Period and there is no Replacement Award, the total number of days from the beginning of the Performance Period through the date of the CoC); provided that if there is earlier vesting upon a CoC where there is no Replacement Award, the value of the vested PRSUs may be paid to you in cash;

(g) a pro-rata portion of any Replacement Award will vest upon the your Separation from Service due to your Disability or death at the end of the Performance Period (or, if earlier, upon a subsequent CoC), with such pro-rata portion calculated by multiplying the number of shares covered by the Replacement Award by a fraction, the numerator of which is the number of days that have elapsed from the beginning of the Performance Period through your Separation from Service and the denominator of which is the total number of days in the Performance Period; and

(h) if, before a CoC, you incur a Qualifying Separation from Service, you will vest at the end of the Performance Period (or the date of a CoC, if earlier, where there is no Replacement Award) in a pro-rata portion of the Target PRSUs, with such pro-rata portion calculated by multiplying (i) the number of Target PRSUs that is earned under this Agreement, if any, based on actual performance, determined at the end of the Performance Period (or the date of the CoC, if earlier) based on the level of achievement of the applicable performance measures for the Performance Period, as adjusted pursuant to clause (a) of this Accelerated Payment Events for PRSUs, by (ii) a fraction, the numerator of which is the number of days that have elapsed from the beginning of the Performance Period through your Qualifying Separation from Service and the denominator of which is the total number of days in the Performance Period (or, if a CoC occurs before the end of the Performance Period and there is no Replacement Award, the total number of days from the beginning of the Performance Period through the date of the CoC); provided that if there is earlier vesting upon a CoC where there is no Replacement Award, the value of the vested PRSUs may be paid to you in cash.

Exhibit 10.7

Exhibit B

LSB INDUSTRIES, INC.

2016 LONG TERM INCENTIVE PLAN

(As Amended and Restated March 4, 2021)

1.
Purpose. The purpose of the LSB Industries, Inc. 2016 Long Term Incentive Plan (as amended and restated March 4, 2021, the “Plan”) is to provide a means through which LSB Industries, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and its Subsidiaries and their desire to remain employed. A further purpose of the Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.
2.
Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
(b)
“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.
(c)
“Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, Performance Award or Substitute Award, together with any other right or interest granted to a Participant under the Plan.
(d)
“Award Agreement” means any written instrument that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.
(e)
“Board” means the Board of Directors of the Company.
(f)
“Cash Award” means an Award denominated in cash granted under Section 6(i).
(g)
“Change of Control” means the occurrence of any of the following events:
(i)
A “change in the ownership of the Company,” which shall occur on the date that any one Person, or more than one Person acting as a group, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

Exhibit 10.7

provided, however, that if any one Person or more than one Person acting as a group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons shall not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of Section 2(f)(ii)) and an increase of the effective percentage of stock owned by any one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this paragraph; provided, further, that for purposes of this Section 2(f)(i), any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company shall not constitute a Change of Control. This Section 2(f)(i) shall apply only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.
(ii)
A “change in the effective control of the Company,” which shall occur on the date that either (A) any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, except for any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (B) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of a “change in the effective control of the Company,” if any one Person, or more than one Person acting as a group, is considered to effectively control the Company within the meaning of this Section 2(f)(ii), the acquisition of additional control of the Company by the same Person or Persons shall not be a “change in the effective control of the Company” or cause a “change in the ownership of the Company” within the meaning of Section 2(f)(i).
(iii)
A “change in the ownership of a substantial portion of the Company’s assets,” which shall occur on the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the Stockholders immediately after the transfer, as provided under Section 409A, shall not constitute a Change of Control.

For purposes of this Section 2(f), the provisions of section 318(a) of the Code regarding the constructive ownership of stock shall apply to determine stock ownership; provided that stock underlying unvested options (including options exercisable for stock that is not substantially vested) shall not be treated as owned by the individual who holds the option. In addition, for purposes of this Section 2(f) and except as otherwise provided in an Award Agreement, “Company” includes (x) the Company, (y) the entity for whom a Participant performs the services for which an Award is granted, and (z) an entity that is a Stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Stockholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Stockholder of another entity in the chain, ending in the Company or the entity identified in (y) above.

(h)
“Code” means the United States Internal Revenue Code of 1986.

Exhibit 10.7

(i)
“Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member.
(j)
“Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of Section 162(m) for a specified fiscal year.
(k)
“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
(l)
“Effective Date” means March 4, 2021.
(m)
“Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services or will provide services to the Company or any of its Subsidiaries, including directors of the Company; provided, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual shall be granted an award that shall, or may, be settled in Stock. An employee on leave of absence may be considered as still in the employ of the Company or its Subsidiaries for purposes of eligibility for participation in the Plan.
(n)
“Exchange Act” means the Securities Exchange Act of 1934.
(o)
“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including Section 409A.
(p)
“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422.
(q)
“Nonstatutory Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of Section 422.
(r)
“Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.
(s)
“Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h).
(t)
“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
(u)
“Performance Award” means a right, granted to an Eligible Person under Section 6(k), to receive Awards based upon performance criteria specified by the Committee.
(v)
“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity;

Exhibit 10.7

a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”
(w)
“Prior Plan” means the LSB Industries, Inc. 2008 Incentive Stock Plan, as amended effective June 5, 2014.
(x)
“Qualified Member” means a member of the Committee who is (i) a “nonemployee director” within the meaning of Rule 16b-3(b)(3), (ii) an “outside director” within the meaning of Section 162(m), and (iii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
(y)
“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.
(z)
“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period.
(aa)
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
(bb)
“Section 162(m)” means section 162(m) of the Code.
(cc)
“Section 162(m) Award” means a Performance Award granted under Section 6(k)(i) to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m).
(dd)
“Section 409A” means section 409A of the Code.
(ee)
“Section 422” means section 422 of the Code.
(ff)
“Securities Act” means the Securities Act of 1933.
(gg)
“Separation from Service” means, unless otherwise determined by the Committee or the Company, the cessation of the applicable Participant’s employment with, and performance of services for, the Company and all Subsidiaries, including by reason of the fact that the Participant’s employer or other service recipient ceases to be a Subsidiary of the Company. Unless otherwise determined by the Company, if a Participant’s employment or service with the Company or a Subsidiary ceases, but the Participant continues to provide services to the Company or a Subsidiary as an Eligible Person, such change in status shall not be considered a Separation from Service. Approved temporary absences from employment or service because of illness, vacation or leave of absence, and transfers among the Company and its Subsidiaries shall not be considered Separations from Service. Notwithstanding the foregoing definition of Separation from Service, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” means a “separation from service” as defined under Section 409A.
(hh)
“Stock” means the Company’s Common Stock, par value $0.10 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.
(ii)
“Stockholders” means the stockholders of the Company.

Exhibit 10.7

(jj)
“Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).
(kk)
“Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c).
(ll)
“Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.
(mm)
“Substitute Award” means an Award granted under Section 6(j) hereof in substitution for a similar award as a result of certain business transactions.
3.
Administration.
(a)
Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to: (i) designate Eligible Persons as Participants; (ii) determine the type or types of Awards to be granted to an Eligible Person; (iii) determine the number of shares of Stock or amount of cash to be covered by Awards; (iv) determine the terms and conditions of any Award, as well as the modification of such terms, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), or modification of any other condition or limitation regarding an Award, based on such factors as the Committee may determine; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive rules and regulations used to administer the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Subject to Rule 16b-3, Section 162(m), and Section 409A, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Each action and determination of the Committee under the Plan shall be in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, Stockholders, Participants, beneficiaries, and transferees under Section 7(a)(iii) and (iv) or other Persons claiming rights from or through a Participant.
(b)
Manner of Exercise of Committee Authority. It is the intent of the Company that (i) Section 162(m) Awards shall qualify as “performance-based compensation” within the meaning of Section 162(m) and (ii) to the fullest extent possible, the grant of any Awards to, or other transaction by, a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to (A) an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board, or (B) a Section 162(m) Award, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified

Exhibit 10.7

Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company, provided that such award is not a Section 162(m) Award.
(c)
Delegation of Authority. The Committee may delegate (i) to any officer of the Company, irrespective of whether or not the officer is also a member of the Board, the power to perform administrative functions and grant all types of Awards under the Plan so long as the resolutions of the Board or Committee delegating such authority specifies (A) the total number of Awards that the officer may grant, and (B) with respect to Awards of Restricted Stock or Stock Awards, the time period during which such Awards may be granted and a minimum amount of consideration for which the Awards may be issued and (ii) to any individual member of the Board (including an officer of the Company that serves as a member of the Board), any or all of the Committee’s powers and duties under the Plan, including the power to perform administrative functions and grant all types of Awards under the Plan, in the case of both (i) and (ii), subject to such additional terms or limitations as the Committee may provide and only to the extent that such delegation does not (x) violate state or corporate law, (y) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company, or (z) cause Section 162(m) Awards to fail to so qualify. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any officer of the Company or member of the Board to whom such powers have been delegated by the Committee. Any such delegation shall not limit such officer or director’s right to receive Awards under the Plan; provided, however, the officer or director may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or an individual who is an executive officer of the Company or an Affiliate. The Committee may also appoint agents to assist it in administering the Plan that are not executive officers of the Company or members of the Board, provided that such individuals may not be delegated the authority to (i) grant or modify any Awards that shall, or may, be settled in Stock or (ii) take any action that would cause Section 162(m) Awards to fail to so qualify, if applicable.
(d)
Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
(e)
Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee shall have the power and authority to: (i) determine which of its Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided,

Exhibit 10.7

however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.
Stock Subject to Plan.
(a)
Overall Number of Shares Available for Delivery. Subject to any adjustments made pursuant to Section 8, the total number of additional shares of Stock reserved and available for issuance in connection with Awards under the Plan shall not exceed 3,000,000 shares of Stock plus any shares of Stock that become available pursuant to Section 4(c)(ii), and such total shall be available for the issuance of Incentive Stock Options.
(b)
Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
(c)
Availability of Shares Not Issued under Awards.
(i)
Share Pool. Shares of Stock subject to an Award under the Plan (including, for the avoidance of doubt, the Plan before it was amended and restated as set forth herein) that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (Awards of Restricted Stock shall not be considered “delivered shares” for this purpose), shall again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award, (ii) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, shall not, in each case, again be available for Awards under the Plan.
(ii)
Prior Plan. Awards that are outstanding under the Prior Plan immediately prior to the Effective Date (“Prior Plan Awards”) shall remain outstanding following the Effective Date in accordance with their terms; however, no new awards may be granted pursuant to the Prior Plan on or after April 19, 2016. With respect to Prior Plan Awards, in accordance with Section 4.2(a) of the Prior Plan, if such a Prior Plan Award, on or after the Effective Date, lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Stock are issued under the Prior Plan to a Participant and thereafter are reacquired by the Company, the shares subject to such Prior Plan Awards and the reacquired shares shall again be available for issuance under the Plan. In addition, the following shares of Stock shall not be treated as having been issued under the Prior Plan and shall again be available for issuance under the Plan: (i) shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of a Prior Plan Award or to satisfy tax withholding obligations in connection with a

Exhibit 10.7

Prior Plan Award, (ii) shares covered by a Prior Plan Award that is settled in cash, or (iii) the number of shares subject to a Prior Plan SAR in excess of the number of shares that are delivered to the Participant upon exercise of such Prior Plan SAR. Further, the number of shares available for issuance under the Prior Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Restricted Stock Units or Performance Shares.
(d)
Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.
5.
Eligibility; Per Person Award Limitations. Awards may be granted under the Plan only to Persons who are Eligible Persons at the time of grant thereof. In each calendar year during any part of which the Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 1,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $5,000,000; in each case, multiplied by the number of full or partial calendar years in any performance period established with respect to the Award, if applicable. In each calendar year during any part of which the Plan is in effect, an Eligible Person who is serving as a member of the Board and who is not an employee of the Company may not be granted Awards having a value, determined, if applicable, pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, on the date of grant in excess of $500,000 multiplied by the number of full or partial calendar years in any performance period established with respect to an Award, if applicable; provided, however, that this limit shall be without regard to grants of Awards, if any, made to a member of the Board who is not an employee of the Company as compensation for services provided by such individual to the Company or any of its Subsidiaries other than in the individual’s capacity as a member of the Board.
6.
Specific Terms of Awards.
(a)
General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)
Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Stock Options, to Eligible Persons on the following terms and conditions:
(i)
Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that except as provided in Section 6(j), the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).
(ii)
Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(k) and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be

Exhibit 10.7

paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless or broker-assisted exercise or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Subsidiary, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock shall be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise. No Option may be exercisable for a period of more than 10 years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, for a period of no more than five years following the date of grant of the ISO).
(iii)
ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422. ISOs may only be granted to Eligible Persons who are employees of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code). Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422, unless the Participant has first requested the change that shall result in such disqualification. ISOs shall not be granted more than 10 years after the Effective Date or the most recent approval of the Plan by the Stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Section 422. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.
(c)
Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i)
Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.
(ii)
Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock; provided, however, that the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.
(iii)
Time and Method of Exercise. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which an SAR may be vested and/or exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(k) and/or future service requirements), the method

Exhibit 10.7

of exercise, method of settlement, form of consideration payable upon settlement, method by or forms in which Stock (if any) shall be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or in tandem with other Awards. No SAR may be exercisable for a period of more than 10 years following the date of grant of the SAR.
(iv)
Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.
(d)
Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:
(i)
Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals pursuant to Section 6(k) and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
(ii)
Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e)
Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:
(i)
Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the restricted period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.
(ii)
Settlement. Settlement of Restricted Stock Units shall occur upon expiration of the restricted period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (A) a number of shares of Stock equal to the number of RSUs vesting

Exhibit 10.7

on such date, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(f)
Stock Awards. The Committee is authorized to grant a Stock Award under the Plan to any Eligible Person as a bonus, as additional compensation, or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee determines to be appropriate.
(g)
Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date, and if distributed at a later date may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.
(h)
Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee may determine.
(i)
Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals pursuant to Section 6(k) and/or future service requirements) as the Committee determines to be appropriate.
(j)
Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of an Eligible Person to receive payment from the Company. Awards may be also be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with Section 409A and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, the terms of outstanding Awards may not be amended to reduce the Exercise Price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options

Exhibit 10.7

or SARs with an Exercise Price or grant price that is less than the Exercise Price or grant price of the original Options or SARs without the approval of the Stockholders.
(k)
Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Section 162(m). Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee but shall not exceed 10 years. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee.
(i)
Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total Stockholder return and earnings per share criteria), may be used by the Committee in establishing performance goals for Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow from operations; (5) cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) earnings; (17) earnings before interest, depreciation and amortization; (18) operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total Stockholder return; (20) debt reduction or management; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; (24) share price; (25) effective equipment utilization; (26) achievement of savings from business improvement projects; (27) capital projects deliverables; (28) performance against environmental targets; (29) safety performance and/or incident rate; (30) human resources management targets, including medical cost reductions and time to hire; (31) satisfactory internal or external audits; and (32) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee including the Standard & Poor’s 500 Stock Index or a group of comparable companies. The terms above are used as applied under generally accepted accounting principles, as applicable.
(ii)
Effect of Certain Events. The Committee may provide for the manner in which actual performance and performance goals with regard to the business criteria selected shall reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any unusual or infrequent items as described in the Accounting Standards Codification Topic 225, as amended by Accounting Standards Update 2015-01, and as the same may be further amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (k) any amounts accrued by the Company or its Subsidiaries pursuant to

Exhibit 10.7

management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) marked-to-market adjustments for financial instruments.
(iii)
Settlement or Payout of Awards; Other Terms. After the end of each performance period and before any Performance Award is settled or paid, the Committee shall determine the level of performance achieved with regard to each business criteria established with respect to each Performance Award and shall determine the amount of cash or Stock, if any, payable to each Participant with respect to each Performance Award.
(iv)
Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with Section 162(m) and, if any provision of the Plan as in effect on the date of adoption of any Award Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
7.
Certain Provisions Applicable to Awards.
(a)
Limit on Transfer of Awards.
(i)
Except as provided in Section 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, an ISO shall not be transferable other than by will or the laws of descent and distribution.
(ii)
Except as provided in Section 7(a)(iii) and (iv), no Award other than a Stock Award, and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
(iii)
To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities.
(iv)
An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.
(b)
Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments shall be set forth in the Award Agreement and/or otherwise made in a manner that shall not result in additional taxes under Section 409A. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

Exhibit 10.7

This Plan shall not constitute an “employee benefit plan” under the Employee Retirement Income Security Act of 1974.
(c)
Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock
(d)
Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.
(e)
Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s Separation from Service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
(f)
Separation from Service. Except as provided herein, the treatment of an Award upon a Participant’s Separation from Service shall be specified in the applicable Award Agreement.
8.
Amendment; Subdivision or Consolidation; Recapitalization; Change of Control; Reorganization.
(a)
Amendments to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of Stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Stockholders not later than the annual meeting next following such Board action if such Stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise determine to submit other such changes to the Plan to Stockholders for approval; provided that without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8(b) through 8(g) shall be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.
(b)
Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the Stockholders to make or

Exhibit 10.7

authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(c)
Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:
(i)
If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(ii)
If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(iii)
Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 8(c), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.
(d)
Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change of Control, the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Award and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

Exhibit 10.7

(e)
Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.
(f)
Change of Control and Other Events. Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, upon a Change of Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 8, the Committee, acting without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options, SARs or other Awards held by any individual holder: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, before or after such Change of Control, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (iii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each holder an amount of cash (or other consideration including securities or other property) per Award (other than a Dividend Equivalent or Cash Award) equal to the Change of Control Price (as defined below), less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the exercise price of an Option or an SAR exceeds the Change of Control Price, such award may be canceled for no consideration; (iv) cancel Awards that remain subject to a restricted period as of the date of a Change of Control without payment of any consideration to the Participant for such Awards; or (v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including (x) the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof for new awards, and (y) the adjustment as to the number and price of shares of Stock or other consideration subject to such Awards); provided, however, that the Committee may determine that no adjustment is necessary to Awards then outstanding.
(g)
Change of Control Price. The “Change of Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 8(g), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to Stockholders in any transaction described in this Section 8(g) or in Section 8(f) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

Exhibit 10.7

9.
General Provisions.
(a)
Tax Withholding. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by a committee made up of two or more Qualified Members or the full Board. If such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.
(b)
Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a Stockholder unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(c)
Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and the Participants consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Oklahoma City, Oklahoma.
(d)
Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or Section 422 (with respect to Incentive Stock

Exhibit 10.7

Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Stock Option for all purposes of the Plan.
(e)
Unfunded Status of Awards; No Trust or Fund Created. This Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.
(f)
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the Stockholders for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other Person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.
(g)
Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.
(h)
Construction. Unless otherwise expressly provided in the Plan, (i) references to a statute or law refer to the statute or law and any amendments and supplements thereto and any successor statutes or laws, and to all valid and binding rules and regulations promulgated thereunder, court decisions and other regulatory and judicial authority issued or rendered thereunder, in each case as amended or supplemented, or their successors, as in effect at the relevant time; (ii) the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation”; (iii) where specific language is used to clarify by example a general statement contained herein (such as by using the words “such as”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates; (iv) whenever required by the context, any pronoun used in the Plan shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (v) all references to articles, sections, exhibits and annexes are to articles, sections, exhibits and annexes in or to the Plan; (vi) the captions and headings of articles, sections, exhibits and annexes have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan; and (vii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean the agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

Exhibit 10.7

(i)
Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(j)
Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) shall not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.
(k)
Section 409A. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from Section 409A, and Awards shall be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under Section 409A if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under Section 409A (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date shall be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith. All installment payments under the Plan shall be treated as separate payments under Section 409A.
(l)
Clawback. This Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and

Exhibit 10.7

amounts paid or realized with respect to Awards under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the Plan.
(m)
Plan Effective Date and Term. This Plan was originally adopted by the Board on April 19, 2016, and approved by the Stockholders on June 2, 2016, to be effective on April 19, 2016. When the Plan was originally adopted, it replaced the Prior Plan as set for in Section 4(c)(2). The Plan is being amended and restated effective on the Effective Date March 4, 2021), subject to approval by the Stockholders at the Company’s 2021 annual meeting of Stockholders. No Awards may be granted under the Plan on and after the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination date until the final disposition of such Award.